Exhibit 3.2

THIRD AMENDED AND RESTATED

BYLAWS OF

CHOICE HOTELS INTERNATIONAL, INC.

(hereinafter referred to as the “Corporation”)

AS AMENDED AND RESTATED, effective May 21, 2026

i

ii

ARTICLE I.

OFFICES

SECTION 1. Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 2. Additional Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

SECTION 1. Time and Place. Meetings of stockholders for any purpose may be held at such place, if any, within or without the State of Delaware, and at such time as the Board of Directors may fix from time to time and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (i) participate in a meeting of stockholders and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

SECTION 2. Annual Meeting. Annual meetings of stockholders shall be held on such date and time as shall be designated, from time to time, by the Board of Directors and stated in the notice of the meeting. At such annual meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting in accordance with Section 7 of this Article II.

SECTION 3. Notice of Annual Meeting. Notice of the annual meeting stating the place, if any, the date and time thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at the annual meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days prior to the meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission in a manner permitted by the General Corporation Law of the State of Delaware. Notice otherwise shall be given in accordance with Section 232 of the General Corporation Law of the State of Delaware. For purposes of these Bylaws, “electronic transmission” shall be as defined in Section 232 of the General Corporation Law of the State of Delaware.

SECTION 4. List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of 10 days ending on the day before the meeting, as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at such meeting.

SECTION 5. Notice of Special Meeting. Notice of a special meeting stating the place, if any, the date and time thereof and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days prior to the meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission in a manner permitted by the General Corporation Law of the State of Delaware. Notice otherwise shall be given in accordance with Section 232 of the General Corporation Law of the State of Delaware.

SECTION 6. Stockholder Proposals.

(a) To be properly brought before an annual meeting, business (other than nominations of candidates to stand for election as directors, which is governed by Article III of these Bylaws) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder entitled to vote thereon. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. In addition, any proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (x) the 60th day prior to such annual meeting or (y) the 10th day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made by the Corporation, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, (B) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and the name and address of the beneficial owner on whose behalf the proposal is being made, (C) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder or by the beneficial owner on whose behalf the proposal is being made, (D) any material interest of the stockholder, or the beneficial owner on whose behalf the proposal is being made, in such business, (E) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person (or through a qualified representative) at the meeting, (F) a description of all arrangements or understandings between the stockholder, the beneficial owner on whose behalf the proposal is being made, or any other person or persons (naming such person or persons) relating to the matter being proposed, and (G) a representation as to whether the stockholder giving the notice and its beneficial owner, if any, intend or are part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or otherwise to solicit proxies or votes from stockholders in support of such proposal.

To be properly brought before a special meeting, business must be (x) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (y) otherwise properly brought before the meeting by or at the direction of the Board of Directors.

(b) No business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Article II, Section 6. The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article II, Section 6 and if the chair should so determine, any such business not properly brought before the meeting shall not be transacted or considered, notwithstanding that such proposal is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Corporation (which proxies or votes shall be disregarded). Nothing herein shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable laws or pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Notwithstanding the provisions of this Article II or Article III, Section 2 of these Bylaws, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear (including virtually, in the case of a meeting held solely by means of remote communication) at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that such nomination or proposal is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(c) A stockholder providing notice of proposed business as described in this Article II, Section 6 or a nomination of a candidate to stand for election as director as provided in Article III, Section 2 of these Bylaws shall update and supplement in writing such notice provided, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five days after the record date for the meeting (in the case of any update and supplement required to be made as of any record date for the meeting) and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the stockholder’s obligation to update and supplement as set forth in this Article II, Section 6, Article III, Section 2 or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any stockholder’s notice, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

If any information submitted pursuant to this Article II, Section 6 or Article III, Section 2 is inaccurate in any respect, such information may be deemed not to have been provided in accordance with these Bylaws. The stockholder providing the notice shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any such information within two business days of becoming aware of any inaccuracy or change. Upon written request by the Secretary or the Board of Directors (or a duly authorized committee thereof), the stockholder providing the notice shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Article II, Section 6 or Article III, Section 2, and (ii) a written update of any information (including written confirmation by such stockholder that it continues to intend to bring such proposed nominee or proposed business before the meeting) submitted by the stockholder pursuant to this Article II, Section 6 or Article III, Section 2 as of an earlier date. If the stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Article II, Section 6 or Article III, Section 2 and may be deemed not to have been provided. As used herein, “business day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City.

(d) Any person directly or indirectly soliciting proxies from the stockholders of the Corporation must use a proxy card color other than white, which shall be reserved for the exclusive use of the Board of Directors.

SECTION 7. Presiding Officer. Meetings of stockholders shall be presided over by the Chair of the Board, or, if he or she is not present, by the Vice Chair (if any), or if he or she is not present, by the Chief Executive Officer, or, if he or she is not present, by the President, or, if he or she is not present, by such person who may have been chosen by the Board of Directors or, if none of such persons is present, by a chair to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or by proxy. The Secretary of the Corporation or, if he or she is not present, an Assistant Secretary or, if he or she is not present, such person who may have been chosen by the Board of Directors, shall act as secretary of meetings of stockholders, but if none of such persons is present the stockholders owning a majority of the Voting Power of the Corporation and who are present in person or by proxy shall choose any person present to act as secretary of the meeting. “Voting Power” means the total number of votes that may be cast by holders of capital stock in the election of directors or with respect to another matter as the context requires.

SECTION 8. Quorum. The holders of a majority of the Voting Power of the Corporation, present in person or represented by proxy, shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of stockholders, except as otherwise provided by law or by the Certificate of Incorporation. If, however, a quorum shall not be present in person or by proxy at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place, if any, and means of remote communication, if any, are announced at the meeting at which the adjournment is taken, until a quorum shall be present in person or by proxy. At any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time for good cause, without notice of the adjourned meeting if the time and place, if any, and means of remote communication, if any, are announced at the meeting at which the adjournment is taken, or are provided in any other manner permitted by the General Corporation Law of the State of Delaware, until a date which is not more than 30 days after the date of the original meeting. At such adjourned meeting, at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 9. Voting.

(a) At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation or a resolution of the Board of Directors creating a series or class of capital stock of the Corporation, each stockholder of record shall be entitled to one vote for each share of capital stock registered in his or her name on the books of the Corporation.

(b) All elections shall be determined by a majority vote of the Voting Power present in person or by proxy and voting for such elections and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a majority vote of the Voting Power present in person or by proxy and voting on such other matters. Notwithstanding the foregoing, if, as of the 10th day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected as determined by the Board of Directors (a “Contested Election”), the directors shall be elected by a plurality of the Voting Power present in person or by proxy and voting for such elections. Abstentions and broker non-votes shall not be treated as voting on the matter.

SECTION 10. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of the meeting of stockholders shall have the right and authority to convene and to adjourn the meeting and to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chair of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such chair should so determine, such chair shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered, notwithstanding that such proposal is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Corporation (which proxies or votes shall be disregarded). Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III.

DIRECTORS

SECTION 1. General Powers; Number; Tenure. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or performed by the stockholders. The number of directors constituting the whole Board of Directors shall be not less than five nor more than 15. Within the limits above specified, the number of directors shall be determined by the Board of Directors. The directors shall be elected and shall hold office as specified in the Certificate of Incorporation. Directors need not be stockholders.

SECTION 2. Nomination of Directors.

(a) Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting only (i) pursuant to the Corporation’s notice of such meeting, or (ii) if written notice of such stockholder’s intent to make such nomination or nominations has been received by the Secretary of the Corporation (A) not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting and (B) such notice complies with the requirements of Rule 14a-19 under the Exchange Act; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (C) the 60th day prior to such annual meeting or (D) the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure thereof was made by the Corporation, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Each such notice shall set forth: (1) the name and address of the stockholder who intends to make the nomination and the name, age, business address, residence address and principal occupation of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person (or through a qualified representative) at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming, such person or persons) relating to the nomination or nominations; (4) the class and number of shares of the Corporation which are beneficially owned by such stockholder and the person to be nominated as of the date of such stockholder’s notice and by any other stockholders known by such stockholder to financially support such stockholder’s nomination as of the date of such stockholder’s notice; (5) a description of any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (6) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement and any associated proxy card filed pursuant to the proxy rules of the Securities and Exchange Commission; (7) the written consent of each nominee to serve as director of the Corporation if so elected and to be named in any proxy statement and any associated proxy card for the Corporation; and (8) a representation as to whether the stockholder intends to solicit proxies or votes representing at least 67% of the Voting Power of shares entitled to vote on the election of directors in support of the person or persons nominated, in accordance with Rule 14a-19 of the Exchange Act.

In addition, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors (a “Director Election Special Meeting”), any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a Director Election Special Meeting only (i) pursuant to the Corporation’s notice of meeting or (ii) if written notice of such stockholder’s intent to make such nomination or nominations, setting forth the information and complying with the form described in the immediately preceding paragraph and complying with the requirements of Rule 14a-19 under the Exchange Act, has been received by the Secretary of the Corporation not earlier than the 90th day prior to such Director Election Special Meeting and not later than the close of business on the later of (x) the 60th day prior to such Director Election Special Meeting or (y) the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure thereof was made by the Corporation, whichever comes first.

A stockholder providing notice of a nomination of a candidate to stand for election as director as provided in this Article III, shall update and supplement in writing such notice as provided in Article II, Section 6(c) of these Bylaws.

(b) The number of nominees a stockholder may nominate for election to the Board of Directors of the Corporation at the annual meeting or a Director Election Special Meeting (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the annual meeting or such Director Election Special Meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting or such Director Election Special Meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Article III, Section 2 of these Bylaws. Notwithstanding anything in this Article III, Section 2 of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Article III, Section 2 of these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(c) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article III, Section 2. The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article III, Section 2; and if the chair should so determine, the defective nomination shall be disregarded, notwithstanding that such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Corporation (which proxies or votes shall be disregarded).

(d) Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if a stockholder or beneficial owner, if any, on whose behalf a nomination is made (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person (it being understood that such notice or filing shall be in addition to, and not in lieu of, the notices required under these Bylaws) and (ii) subsequently notifies the Corporation that it no longer intends to comply with Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, fails to comply with the requirements of Rule 14a-19 under the Exchange Act, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder or such beneficial owner has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies or votes shall be disregarded). Upon request by the Corporation, if any stockholder or beneficial owner, if any, on whose behalf the nomination is made, provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person, such stockholder or such beneficial owner shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

SECTION 3. Vacancies; Resignations.

(a) If any vacancies occur in the Board of Directors, or if any new directorships are created, they shall be filled solely by a majority of the directors then in office, whether or not less than a quorum. Each director so chosen shall hold office until the expiration of the current term and until his or her successor is duly elected and qualified. If there are no directors in office a special meeting of stockholders shall be called in accordance with the provisions of the Certificate of Incorporation or these Bylaws, at which meeting such vacancies shall be filled.

(b) Any director may resign as any time by giving notice in writing to the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. Unless otherwise specified, it shall not be necessary for a resignation to be accepted before it becomes effective.

SECTION 4. Place of Meeting. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware or by remote communication.

SECTION 5. First Meeting. The first regular meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders and no notice of such meeting shall be necessary.

SECTION 6. Regular Meetings. Additional regular meetings of the Board of Directors may be held without notice, at such place, if any, and such time as may from time to time be determined by the Board of Directors.

SECTION 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors or, in the event of his or her disability, by the Chief Executive Officer, on at least 24 hours’ notice to each director in accordance with Article V of these Bylaws. Special meetings shall also be called by the Chair of the Board, Chief Executive Officer, President or Secretary in like manner and on like notice upon the written request of four directors or one-half (1/2) of the number of directors, whichever is less.

SECTION 8. Quorum. At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 9. Compensation. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors’ meetings as may from time to time be fixed by the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

SECTION 10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings and electronic transmissions shall be filed with the minutes of the Board of Directors, in the same paper or electronic form as the minutes are maintained.

ARTICLE IV.

COMMITTEES

SECTION 1. Committees. The Board of Directors may appoint or dissolve such committee or committees as it shall deem advisable and with such functions and duties as the Board of Directors shall prescribe.

SECTION 2. Powers. Any committee shall have and may exercise those powers of the Board of Directors as may from time to time be delegated or granted to it by the Board of Directors, subject to the limitations contained in the General Corporation Law of the State of Delaware.

SECTION 3. Procedure; Meetings. Any committee shall fix its own rules of procedure and shall meet at such times and at such place or places, if any, and means of remote communication, if any, as may be provided by such rules. Any such committee shall keep regular minutes of its meetings and deliver such minutes to the Board of Directors.

The chair of each committee, or, in his or her absence, a member of such committee chosen by a majority of the members present, shall preside at meetings of such committee and another member thereof chosen by such committee shall act as secretary of such committee.

SECTION 4. Quorum. A majority of the members of any committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at any meeting at which there is a quorum shall be required for any action of such committee.

SECTION 5. Vacancies; Changes; Discharge. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge, any such committee.

SECTION 6. Compensation. Members of any committee shall be entitled to such compensation for their services as members of any such committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any member may waive compensation for any meeting.

SECTION 7. Action by Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting, if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings and electronic transmissions shall be filed with the minutes of the proceedings of such committee, in the same paper or electronic form as the minutes are maintained.

ARTICLE V.

NOTICES

SECTION 1. Form; Delivery. Whenever, under the provisions of law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given in any manner permitted by applicable laws and regulations (including, without limitation, by electronic transmission), and shall be deemed given at the time prescribed by applicable laws and regulations for such manner of notice. Notice to a director may also be given personally, by facsimile (with a machine generated confirmation), by telephone or by other electronic transmission.

SECTION 2. Waiver. Whenever any notice is required to be given under the provisions of law, the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any stockholder who attends a meeting of stockholders in person, or is represented at such meeting by proxy, without protesting prior to the conclusion of the meeting the lack of notice thereof to him or her, or any director who attends a meeting of the Board of Directors without protesting, prior to the commencement of the meeting such lack of notice, shall be conclusively deemed so have waived notice of such meeting.

ARTICLE VI.

OFFICERS

SECTION 1. Designations. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chair of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors may also choose a Vice Chair, or one or more Executive or Senior Vice Presidents, one or more additional vice presidents, one or more assistant secretaries and assistant treasurers, and such other officers and agents as it shall deem necessary. All officers of the Corporation shall hold their offices for such terms and shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

SECTION 2. Term of Office; Removal. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chair of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer and such other officers as the Board of Directors shall deem appropriate. The officers of the Corporation shall hold office until their successors are chosen and shall qualify. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Such removal shall not prejudice the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

SECTION 3. Compensation. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the compensation of such other officers.

SECTION 4. The Chair of the Board.

(a) The Chair of the Board shall have general direction of the business affairs of the Corporation, subject to the control of the Board of Directors. The Chair of the Board shall preside at all meetings of stockholders and the Board of Directors which he or she shall attend. Except where, by law, the signature of the President is required, the Chair of the Board shall possess the same power as the President to execute all certificates, contracts, bonds, mortgages and other instruments of the Corporation.

(b) Unless otherwise prescribed by the Board of Directors, the Chair of the Board shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting, the Chair of the Board shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

SECTION 5. Vice Chair. The Vice Chair, if any, shall, in the absence of the Chair of the Board or in the event of his or her disability, preside at all meetings of the Board of Directors and stockholders and perform the duties and exercise the powers of the Chair of the Board and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

SECTION 6. Chief Executive Officer. The Chief Executive Officer shall be the chief administrator of the Corporation and shall have general direction of administration of the business affairs of the Corporation, subject to the direction of the Board of Directors, and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

SECTION 7. The President. The President shall be the chief operations officer of the Corporation and shall have general direction of the operation of the Corporation, subject to the direction of the Chief Executive Officer and the Board of Directors and shall perform such other duties and shall have such other powers as may from time to time be prescribed by the Board of Directors.

SECTION 8. The Vice Presidents. The Vice President, if any, (or in the event there by more than one, the Vice Presidents in the order designated, or in the absence of any designation, then in order of their election) shall, if the absence of the President or in the event of his or her disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

SECTION 9. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for any committees, if required. He or she shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chair of the Board or the President, under whose supervision he or she shall act. He or she shall have custody of the seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, the seal may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

SECTION 10. The Assistant Secretary. The Assistant Secretary, if any, (or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

SECTION 11. The Treasurer. The Treasurer shall supervise and be responsible for all funds and other valuable effects, including securities, of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all funds and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. The Treasurer shall be responsible for all borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

SECTION 12. The Assistant Treasurer. The Assistant Treasurer, if any, (or in the event there be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, then in the order of their election) shall, in the absence of the Treasurer or in the event of his or her disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

ARTICLE VII.

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

SECTION 1. Action Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or that, being or having been such a director, officer, employee or agent, he or she is or was serving at the request of the Corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an “Agent”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding—whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent—shall not, of itself, create a presumption that the person did not act in good faith and in manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

SECTION 2. Action by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed juridical action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an Agent (as defined above) against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense, settlement or appeal of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his or her duty to the Corporation unless and only to extent that the Court of Chancery or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper.

SECTION 3. Determination of Right of Indemnification. No indemnification under Section 1 or 2 of this Article VII (unless ordered by a court) shall be made by the Corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote consisting of directors who were not parties to such action, suit or proceeding, even though less than a quorum or (ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders that such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his or her conduct was unlawful.

SECTION 4. Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article VII, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any action, suit or proceeding or in defense of any, claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter, such Agent shall be indemnified against all expenses actually and reasonably incurred in connection therewith.

SECTION 5. Advances of Expenses. Except as limited by Section 6 of this Article VII, expenses incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding or investigation or any appeal therein shall be paid by the Corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of disinterested directors, or (if there are no such directors or such directors so direct) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, such person did not act in good faith and in a manner that such person believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his or her conduct was unlawful. In no event shall any advance be made in instances where the Board of Directors or independent legal counsel reasonably determines that such person deliberately breached his or her duty to the Corporation or its stockholders.

SECTION 6. Right of Agent to Indemnification Upon Application; Procedure Upon Application. Any indemnification under Sections 1, 2, or 4 or advance under Section 5 of this Article VII, shall be made promptly, and in any event within 90 days, upon the written request of the Agent, unless with respect to applications under Sections 1, 2 or 5, a determination is reasonably and promptly made by the Board of Directors by a majority vote of disinterested directors that such Agent acted in a manner set forth in such Sections as to justify the Corporation’s not indemnifying or making an advance to the Agent. In the event there are no such disinterested directors, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in such Sections as to justify the Corporation’s not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Article VII shall be enforceable by the Agent in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within 90 days. The Agent’s expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Article VII is held by a court of competent jurisdiction to be unavailable to an indemnitee in whole or part, the Corporation, shall, in such an event, after taking into account, among other things, contributions by other directors and officers of the Corporation pursuant to indemnification agreements or otherwise, and in the absence of personal enrichment, acts of intentional fraud or dishonesty or criminal conduct on the part of the Agent, contribute to the payment of Agent’s losses to the extent that, after other contributions are taken into account, such losses exceed: (i) in the case of a director of the Corporation or any of its subsidiaries who is not an officer of the Corporation or any of such subsidiaries, the amount of fees paid to him or her for serving as a director during the 12 months preceding the commencement of the suit, proceeding, or investigation; or (ii) in the case of a director of the Corporation or any of its subsidiaries who is also an officer of the Corporation or any of such subsidiaries, the amount set forth in clause (i) plus 5% of the aggregate cash compensation paid to said director for such office(s) during the 12 months preceding the commencement of the suit, proceeding, or investigation; or (iii) in the case of an officer of the Corporation or any of its subsidiaries, 5% of the aggregate cash compensation paid to such officer for service in such office(s) during the 12 months preceding the commencement of such suit, proceeding or investigation.

SECTION 8. Other Rights and Remedies. The indemnification provided by this Article VII shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Article VII shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity, at any time while these Bylaws and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

SECTION 9. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

SECTION 10. Constituent Corporations. For the purposes of this Article VII, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or trustee of such a constituent corporation or who, being, or having been such a director, officer, employee or trustee, is or was serving at the request of such constituent corporation as a director, officer, employee, trustee of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

SECTION 11. Other Enterprises; Fines; and Serving at Corporation’s Request. References to “other enterprises” in Sections 1, 7 and 10 of this Article VII shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service by Agent as director, officer, employee, trustee or agent of the Corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

SECTION 12. Savings Clause. If this Article VII or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit, appeal, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation; to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated, or by any other applicable law.

ARTICLE VIII.

STOCK CERTIFICATES

SECTION 1. Form; Signatures.

(a) The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all shares of any or all classes or series of the Corporation’s capital stock shall be uncertificated shares. Every holder of shares represented by certificates shall be entitled to a certificate or certificates in such form as may be prescribed or authorized by the Board of Directors. Such certificates shall be signed by any two authorized officers of the Corporation (it being understood that each of the Chair of the Board, the President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation shall be an authorized officer for such purpose), exhibiting the number, and class (and series, if any), of shares owned by him or her, and bearing the seal of the Corporation. Such seal may be a facsimile. Where a certificate is manually signed (i) by a transfer agent other than the Corporation or its employee or (ii) by a registrar other than the Corporation or its employee, the signature of any such officer may be a facsimile or electronic. In case any officer who has signed, or whose facsimile or electronic signature was placed on, a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue.

(b) All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions, may have imprinted thereon a notation to such effect, as shall be determined by the Board of Directors.

SECTION 2. Registration of Transfer. Upon surrender to the Corporation of any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

SECTION 3. Registered Stockholders.

(a) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of capital stock to receive dividends or other distributions and to vote as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

(b) Stockholders are responsible for giving written notice to the Corporation or the transfer agent and registrar, if any, of any change of name or address, and failure to do so shall relieve the Corporation, its directors, officers and agents, and its transfer agent and registrar, if any, of liability for failure to send notices or pay dividends or other distributions to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation or by the transfer agent and registrar, if any.

SECTION 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

ARTICLE IX.

GENERAL PROVISIONS

SECTION 1. Dividends. Subject to the provisions of the Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law, and may be paid in cash, in property, or in shares of the Corporation’s capital stock.

SECTION 2. Reserves. The Board of Directors shall have full power, subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and may, from time to time, increase or diminish any such fund in its absolute judgment and discretion.

SECTION 3. Fiscal Year. The fiscal year of the Corporation shall begin on January 1 in each calendar year and end on December 31 in that calendar year.

SECTION 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal, Delaware.”

SECTION 5. Exclusive Jurisdiction for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5 of Article IX.

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